                                                                   EXHIBIT 11.1

                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                                Historical
                                                 ----------------------------------------
                                                 9/8/95       Year     7/1/96      7/1/97
                                                 Through      Ended    Through     Through
                                                 6/30/96     6/30/97   9/26/96     9/25/97
                                                 -------     -------   -------     -------
Net income (loss) for computing net income
per common share

Income (loss) before extraordinary loss          $2,788     $3,055     $ (820)     $(3,691)

Extraordinary loss on early extinguishment
of debt, net of tax                                           (215)
                                                 ------     ------     ------     -------
Net income (loss)                                $2,788     $2,840     $ (820)     $(3,691)
                                                 ------     ------     ------     -------
                                                 ------     ------     ------     -------
Primary:
   Net income (loss) per common share before
   extraordinary loss                            $ 0.48     $ 0.44     $(0.12)    $ (0.57)

   Extraordinary loss on early extinguishment
   of debt, net of tax                             -         (0.03)      -           -
                                                 ------     ------     ------     -------
   Net income (loss) per common share            $ 0.48     $ 0.41     $(0.12)    $ (0.57)
                                                 ------     ------     ------     -------
                                                 ------     ------     ------     -------
Fully diluted:
   Net income (loss) per common share before
   extraordinary loss                            $ 0.48     $ 0.42     $(0.12)    $ (0.57)

   Extraordinary loss on early extinguishment
   of debt, net of tax                             -         (0.03)      -           -
                                                 ------     ------     ------     -------
   Net income (loss) per common share            $ 0.48     $ 0.39     $(0.12)    $ (0.57)
                                                 ------     ------     ------     -------
                                                 ------     ------     ------     -------

                   COMPUTATION OF WEIGHTED AVERAGE NUMBER OF
                           COMMON SHARES OUTSTANDING

                                                9/8/95        Year        7/1/96       7/1/97
                                                Through       Ended       Through      Through
                                                6/30/96      6/30/97      9/26/96      9/25/97
                                               ---------    ---------    ---------    ---------
Weighted average common shares
outstanding during the period                  5,593,146    6,208,735    6,771,100    6,228,049

SAB 83 transactions                              201,556      201,556      201,556      201,556

Assuming exercise of options
using the Treasury Stock Method                               609,296
                                               ---------    ---------    ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Primary shares                    5,794,702    7,019,587    6,972,656    6,429,605
                                               ---------    ---------    ---------    ---------
                                               ---------    ---------    ---------    ---------
Incremental additional shares upon
the exercise of options using the
end of period price                                           227,183
                                               ---------    ---------    ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Fully diluted shares              5,794,702    7,246,770    6,972,656    6,429,605
                                               ---------    ---------    ---------    ---------
                                               ---------    ---------    ---------    ---------

                          COMPUTATION OF NET INCOME

                                                           Pro Forma
                                                           ---------
                                                        Year       7/1/96      7/1/97
                                                        Ended      Through     Through
                                                       6/30/97     9/26/96     9/25/97
                                                       -------     -------     -------
Net income (loss) for computing net income
per common share

Income (loss) before extraordinary loss               $2,881       $(3,166)     $(4,338)

Extraordinary loss on early extinguishment
of debt, net of tax
                                                      ------       -------      -------
Net income (loss)                                     $2,881       $(3,166)     $(4,338)
                                                      ------       -------      -------
                                                      ------       -------      -------
Primary:
   Net income (loss) per common share before
   extraordinary loss                                 $ 0.34       $ (0.35)     $ (0.67)

   Extraordinary loss on early extinguishment
   of debt, net of tax                                  -             -            -
                                                      ------       -------      -------
   Net income (loss) per common share                 $ 0.34       $ (0.35)     $ (0.67)
                                                      ------       -------      -------
                                                      ------       -------      -------
Fully diluted:
   Net income (loss) per common share before
   extraordinary loss                                 $ 0.34       $ (0.35)     $ (0.67)

   Extraordinary loss on early extinguishment
   of debt, net of tax                                  -             -            -
                                                      ------       -------      -------
   Net income (loss) per common share                 $ 0.34       $ (0.35)     $ (0.67)
                                                      ------       -------      -------
                                                      ------       -------      -------

                        COMPUTATION OF WEIGHTED AVERAGE
                           COMMON SHARES OUTSTANDING

                                                    Year        7/1/96       7/1/97
                                                    Ended       Through      Through
                                                   6/30/97      9/26/96      9/25/97
                                                  ---------    ---------    ---------
Weighted average common shares
outstanding during the period                     7,556,695    8,834,677    6,243,009

SAB 83 transactions                                 201,556      201,556      201,556

Assuming exercise of options
using the Treasury Stock Method                     609,296
                                                  ---------    ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Primary shares                       8,367,547    9,038,233    6,444,565
                                                  ---------    ---------    ---------
                                                  ---------    ---------    ---------
Incremental additional shares upon
the exercise of options using the
end of period price                                 227,183
                                                  ---------    ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Fully diluted shares                 8,594,730    9,036,233    6,444,565
                                                  ---------    ---------    ---------
                                                  ---------    ---------    ---------

                          COMPUTATION OF NET INCOME

                                               Supplemental Pro Forma
                                                 -------------------
                                                  Year        7/1/97
                                                  Ended      Through
                                                 6/30/97     9/25/97
                                                 -------    --------
Net income (loss) for computing (loss)
per common share

Income (loss) before extraordinary loss          $1,987     $(4,378)
(including effect of interest savings from
the offering)

Dividends on preferred stock                      (5,200)    (1,300)

Accretion of preferred and common stock
to liquidation value                              (1,000)      (250)
                                                 -------    -------
Net loss available to common stockholders        $(4,213)   $(5,928)
                                                 -------    -------
                                                 -------    -------
Primary:
   Net income (loss) per common share before
   extraordinary loss                            $ (0.66)   $ (0.93)

   Extraordinary loss on early extinguishment
   or debt, net of tax                              -           -
                                                 -------    -------

   Net income (loss) per common share            $ (0.66)   $ (0.93)


Fully diluted:
   Net income (loss) per common share before
   extraordinary loss                            $ (0.66)   $ (0.93)

   Extraordinary loss on early extinguishment
   of debt, net of tax                               -          -
                                                 -------    -------
   Net income (loss) per common share            $ (0.66)   $ (0.93)
                                                 -------    -------
                                                 -------    -------


                        COMPUTATION OF WEIGHTED AVERAGE
                           COMMON SHARES OUTSTANDING

                                                 Year        7/1/97
                                                 Ended       Through
                                                6/30/97      9/25/97
                                               ---------    ---------
Weighted average common shares
outstanding during the period                  6,197,801    6,203,662

SAB 83 transactions                              201,556      201,556

Assuming exercise of options
using the Treasury Stock Method
                                               ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Primary shares                    6,399,357    6,405,218
                                               ---------    ---------
                                               ---------    ---------
Incremental additional shares upon
the exercise of options using the
end of period price
                                               ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Fully diluted shares              6,399,357    6,405,218
                                               ---------    ---------
                                               ---------    ---------

                                                                                          Supplemental
                                                                          Supplemental      Pro forma
                                                                            Pro forma        07/01/97
                                                                            Year Ended        through
                                                                             06/30/97         09/25/97
                                                                          -------------  --------------
                                                                           (Unaudited)     (Unaudited)
Earnings:
  Pretax income from continuing operations                                   $ 3,612        $ (7,963)
  Total Fixed Charges                                                         13,581           3,539
                                                                             -------        --------
    Total Earnings (1)                                                       $17,193        $ (4,424)
                                                                             -------        --------
                                                                             -------        --------

Fixed Charges:
  Interest expense, including amortization of deferred financing fees         12,004           2,871
  Interest element of rentals (2)                                              1,577             668
    Total Fixed Charges (1)                                                  $13,581        $  3,539
                                                                             -------        --------
                                                                             -------        --------

Redeemable Preferred Stock:
  Dividends                                                                    5,200           1,300
  Accretion to liquidation value                                                 750             188
                                                                             -------        --------
                                                                               5,950           1,488
                                                                             -------        --------
                                                                             -------        --------
Gross up (Dividends) to pretax on 45% effective tax rate                     $10,205        $  2,552
                                                                             -------        --------
                                                                             -------        --------
Redeemable Common Stock:
  Accretion to liquidation value                                             $   250        $     62
                                                                             -------        --------
                                                                             -------        --------
Ratio of Earnings to Fixed Charges                                              1.27              --

Dollar Deficiency of Earnings to Fixed Charges                                              $ (7,963)

Ratio of Earnings to Fixed Charges, Redeemable                                    --               --
  Preferred Dividends and Accretion to Liquidation Value,
   and Redeemable Common Stock Accretion to Liquidation Value

Dollar Deficiency of Earnings to Fixed Charges, Redeemable
  Preferred Dividends and Accretion to Liquidation Value,
  and Redeemable Common Stock Accretion to Liquidation Value                $(6,843)        $(10,577)

Note:

1. In computing the ratio of earnings to fixed charges: (a) "earnings" have been based on income from continuing operations before income taxes and fixed charges and (b) "fixed charges" consists of interest expense, including amortization of deferred financing fees and the estimated interest portion of rents.

2. The interest portion of rent expense was assumed to be one-third of the total rental expense.

3. For the year ended December 31, 1992, the periods from January 1, 1993 through February 26, 1993 and March 1, 1993 through December 31, 1993, and year ended December 31, 1994 and the period January 1, 1995 through September 8, 1995, earnings are inadequate to cover fixed charges.

4. On February 28, 1993, and September 8, 1995 changes in ownership occurred which resulted in a change in basis of accounting. The ownership changes were accounted for under the purchase method.

5. Supplemental pro forma information is included for the year ended June 30, 1997 and the period from July 1, 1997 through September 25, 1997 to reflect the recapitalization of the Company, all of the acquisitions and the effects from the Unit Offering all as if they occurred on the first day of the period presented.